UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2016

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780
333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

5.75% Senior Notes due 2024

On April 11, 2016 HD Supply, Inc. (the “Company”), an indirect wholly-owned subsidiary of HD Supply Holdings, Inc., issued $1,000,000,000 in aggregate principal amount of its 5.75% Senior Notes due 2024 (the “Notes”) under an Indenture, dated as of April 11, 2016 (the “Base Indenture”), among the Company, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as Trustee (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 11, 2016, among the Company, the Subsidiary Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Ranking; Guarantees

The Notes are unsecured senior indebtedness of the Company and rank:

•                       equal in right of payment with all of our existing and future senior indebtedness;

•                       senior in right of payment to all of the Company’s existing and future subordinated indebtedness;

•                       effectively subordinated to all of the Company’s existing and future secured indebtedness, including, without limitation, indebtedness under the Company’s revolving asset-based credit facility providing for senior secured revolving loans and letters of credit up to a maximum principal amount of $1,500,000,000 (subject to availability under a borrowing base) (“the Senior ABL Facility”), the Company’s term credit facility providing for term loans in an original aggregate principal amount of $850,000,000 (the “Term Loan Facility” and, together with the Senior ABL Facility, the “Senior Credit Facilities”) and the Company’s outstanding $1,250,000,000 aggregate principal amount of 5.25% Senior Secured First Priority Notes due 2021 (the “First Priority Notes”), to the extent of the value of the collateral securing such indebtedness; and

•                       structurally subordinated to approximately $22 million of indebtedness and other liabilities of the Company’s non-guarantor subsidiaries, including all of our foreign subsidiaries, as of January 31, 2016.

The Notes are guaranteed, on a senior unsecured basis, by each of the Company’s direct and indirect domestic existing and future subsidiaries that is a wholly owned domestic subsidiary (other than certain excluded subsidiaries), and by each other domestic subsidiary that is a borrower under the Senior ABL facility or that guarantees the Company’s obligations under any credit facility or capital markets securities. These guarantees are subject to release under specified circumstances.  The guarantee of each Subsidiary Guarantor is a senior unsecured obligation of that Subsidiary Guarantor and ranks:

•                       equal in right of payment with all existing and future senior indebtedness of that Subsidiary Guarantor;

•                       senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantor; and

•                       effectively subordinated to all existing and future secured indebtedness of that Subsidiary Guarantor, including, without limitation, indebtedness under the Senior Credit Facilities and the First Priority Notes, to the extent of the value of the collateral owned by such Subsidiary Guarantor; and

•                       structurally subordinated to all indebtedness and other liabilities of any non-guarantor subsidiary of that Subsidiary Guarantor.

Redemption

The Company may redeem the Notes, in whole or in part, at any time (1) prior to April 15, 2019, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable make-whole premium set forth in the Indenture and (2) on and after April 15, 2019, at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on April 15 of the year set forth below.

Year	Percentage
2019	104.313%
2020	102.875%
2021	101.438%
2022 and thereafter	100.000%

In addition, at any time prior to April 15, 2019, the Company may redeem on one or more occasions up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 105.75% of the principal amount in respect of the Notes being redeemed, plus accrued and unpaid interest to the redemption date, provided, however, that if the Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes must remain outstanding immediately after each such redemption of Notes.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If the Company sells assets under certain circumstances, the Company must use the proceeds to reinvest in additional assets or to repay any indebtedness or otherwise make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and the ability of its restricted subsidiaries, as described in the Indenture, to: incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company or make other intercompany transfers; create liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with the Company’s affiliates. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Item 1.02. Termination of a Material Definitive Agreement.

On March 28, 2016 (the “Redemption Notice Date”), the Company delivered a conditional notice of redemption (the “Redemption Notice”) relating to all of its then outstanding 11.50% Senior Notes due 2020 (the “Old Notes”), issued pursuant to the Indenture, dated as of October 15, 2012 (as supplemented, the “Old Notes Indenture”), among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Old Notes Trustee”). The Redemption Notice conditioned the redemption of the Old Notes upon the consummation of certain transactions, including the issuance of the Notes, which were consummated on April 11, 2016. On April 11, 2016 the Company irrevocably deposited with the Old Notes Trustee funds solely for the benefit of the holders of the Old Notes, cash in U.S. dollars in an amount as was sufficient to pay and discharge the entire aggregate principal amount of the Old Notes not theretofore cancelled or delivered to the Old Notes Trustee for cancellation (the “Remaining Notes”), for principal of, and premium and accrued interest on, the Remaining Notes to April 27, 2016, the date specified in the Notice of Redemption for redemption of the Remaining Notes. The Old Notes Trustee then entered into an Acknowledgment of Satisfaction, Discharge and Release, dated as of April 11, 2016, with respect to the Old Notes Indenture.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Indenture and the Notes is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary